Exhibit 99.1

Corporate Presentation Nasdaq: NMRD April 2021

Forward Looking Statements This presentation includes forward - looking statements that are subject to many risks and uncertainties. These forward - looking statements, such as statements about Nemaura’s short - term and long - term growth strategies, can sometimes be identified by use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive,” and similar words. These statements involve many risks and uncertainties that may cause actual results to differ from what may be expressed or implied in these statements. These risks are discussed in Nemaura’s filings with the Securities and Exchange Commission (the “Commission”), including the risks identified under the section captioned “Risk Factors” in Nemaura’s Annual Report on Form 10 - K filed with the Commission in June 2019 as the same may be updated from time to time. Nemaura disclaims any obligation to update information contained in these forward - looking statements whether as a result of new information, future events, or otherwise.

It’s Compelling… “I started using the sugarBEAT ® device, and after the first day I was in shock looking at the spikes in my sugar levels from the foods I was eating. I immediately took action and within 3 weeks I lost 11lbs just from adjusting my lifestyle and diet. sugarBEAT ® has allowed me to keep myself in check from time to time. It’s turned my life around .” Alison H . - UK

Within 5 years, Nemaura aims to lead the wearables market and in the self - management of chronic diseases with our AI - driven pipeline of sensor products and our digital healthcare platforms . Our Vision Provide knowledge to empower users, using our BEAT® body - worn sensor platform. Glucose today, and lactate, cortisol, alcohol and others, soon… We are building and partnering with clinically validated digital tools, including gamification , to ensure longevity of our programs through long term engagement spanning years, not weeks. Empowering users with clinical grade data and world class digital programs, we aim to provide clinically significant long - term outcomes in the global health and wellness markets. KNOWLEDGE ENGAGEMENT OUTCOME

Company Overview □ Founded in 2011 , we developed a platform technology using non - invasive microsystems to measure blood markers at the surface of the skin. □ Developed and launched sugarBEAT ® Continuous Glucose Monitor, a CE approved Class 2b medical device with alarms and alerts for glucose monitoring in people with diabetes and pre - diabetes. □ Launched BEAT ® diabetes , which combines the CGM platform with a digital healthcare program originally developed at the Joslin Diabetes Centre. □ Consumer product with mass appeal to be launched in 2021. A UK - based medical device and digital healthcare company that owns and developed IP for the world’s first non - invasive body worn sensor platform. This gives us unparalleled opportunities to enter new markets and upscale our operations in one of the fastest growing fields of healthcare and well - being .

Where we are focusing first… There are over 463 million people living with diabetes worldwide, and over $ 760 Billion was spent in the US alone in 2019 for diabetes related healthcare expenditure 1 . The total addressable market exceeds $ 150 Billion 2 , 3 , 4 . Obesity and Diabetes are two of the major drivers of the chronic disease epidemic

The Pandemic of Chronic Conditions Adults in the U.S. have a chronic condition and 40% have more than one U.S. healthcare spend attributable to people with chronic and behavioral health conditions Annual total cost to the U.S. economy from chronic conditions 5 147M ~90% $3.7T

Preventing & Managing Type 2 Diabetes Nemaura aims to stem the tide by preventing the onset of diabetes and helping to manage and/or reverse Type 2 diabetes using the world’s first body - worn sensor for non - invasive continuous glucose monitoring combined with world - class clinically validated digital programs. We are currently targeting both employers and health insurers in the U.S. with our BEAT ® diabetes program .

TYPE 2 Diabetes: An American Health Crisis 6 One in three Americans has prediabetes. . . . . . and 90% of them don’t know it. $ $327 billion is spent on type 2 diabetes in the U.S., including direct medical costs and productivity loss. 327 billion

UNIQUE The world’s first daily wear CGM: no other sensor technology is currently available allowing non - invasive daily use. LIFESTYLE Other competing sensors are worn for 10 - 14 days consecutively. Nemaura’s BEAT® sensors are designed for daily use – any day you choose. Our Unique Proposition KNOWLEDGE Glucose sensors based on sugarBEAT provide insights into the extent of control over sugar levels. ENGAGEMENT A world class digital program combining meal replacement with exercise and gamification, keeping the user engaged for the long term. OUTCOME Improvements in HbA1C, blood cholesterol, blood pressure, and sustainable weight loss. Real results . Sustainable . CROSS - SEGMENT Allows us to target both medical and consumer markets with a device that is relevant to both. PRICING Highly competitive pricing will yield broader adoption to address unmet clinical needs. $

Total Addressable Market UK 4.8 million people with diabetes 8 One person diagnosed every 2 minutes Germany 9.5 million have diabetes 9 . 4.5 million of these 9.5 million are undiagnosed and, as a result, may be particularly at risk. U.S. 34.2 million have diabetes 6 88 million people have pre - diabetes 28,000 people diagnosed with diabetes EVERY WEEK in the U.S. alone 7 in a market worth nearly $ 150B

Commercial Strategy: Geographic Digital solutions are not limited by geographical boundaries: post roll - out in the United States, we plan additional opportunities across allied geographic markets Europe Leverage similar compliance requirements and known healthcare structures to rapidly accelerate market entry Australia & Canada Rapid expansion in English speaking markets with known adoption of healthcare/lifestyle apps Southeast Asia Predominantly English speaking regions with a rich seam of resources available to reverse the diabetes pandemic Middle East A region with a high healthcare burden in diabetes and other metabolic diseases. High adopters of digital solutions

Impact on Healthcare Cost □ Healthcare costs for persons with type 2 diabetes cost approximately 2.5x as much as a person without diabetes. If they experience complications, that number soars even higher 10 □ Employers and healthcare insurers are therefor resorting to programs that will provide long - term sustainable results in stemming the onset of diabetes and, where possible, reversing Type 2 diabetes □ Current programs are cost prohibitive, but Nemaura has both a cost advantage as well as user friendliness from its intermittent use sensors and will focus its efforts on the U.S. and European markets initially, for diabetes prevention, management and potential reversal healthy 1 diabetes w/ complications $ spent per year $4k diabetes $12k $21k

Product Portfolio Consumer Metabolic Health Program

CE approved Class IIB Medical Device US FDA PMA approval and launch in the US anticipated by end of 2021 The world’s first daily wearable Continuous Glucose Monitor that doesn’t use needles. CE Approved Class IIb Medical Device

s ugarBEAT ® s ugarBEAT ®, a CE approved Class IIb Medical device, is the world’s first non - invasive CGM (Continuous Glucose Monitor) where the sensor sits on top of the skin. It does not require needles and does not puncture the skin to insert a sensor. We believe this to be a paradigm shift in the CGM space . CE approved Class IIb Medical Device U.S. FDA PMA approval and launch in the U.S. anticipated by end of 2021 Replacing point in time finger - stick measurements that provide very little and often misleading information, as the previous and subsequent readings are not known Empowering glucose trend data over the course of the day, with measurements recorded every 5 minutes s ugarBEAT ® is a flexible CGM that can be worn for a single day at a time, with no commitment by the user to wear the device continuously for 10 - 14 days as with other CGMs . This makes it unlikely that daily cost - of - use can be matched by our competitors

sugarBEAT® - How it Works

sugarBEAT® is a potential game-changer in diabetes management, with mass market applications in well-being and metabolic health

1

Discrete
A small transmitter device and an adhesive patch with a sensor sits on top of the skin, typically on the upper arm

2

Painless
The system painlessly draws small amounts of glucose molecules out of the interstitial fluid just below the top layer of skin into a chamber within the patch. Does not require needles, and the sensor does not puncture the skin

3

Integrated App
The rechargeable transmitter measures glucose levels within the chamber and transmits this data every five minutes via Bluetooth to a mobile phone app

4

Proprietary Algorithm
Using a proprietary algorithm, the app then displays this data as a glucose value on a smart phone/device in both graphical and numerical formats


Good morning,
Samantha
You're in your target range
Glucose level
Time
09:03
6.2
Today
Hourly average
10.6
9.4
6.5
6.2
Overview
4.3

sugarBEAT ® and Time in Range A critical advantage of CGM - based systems is the ability to measure the time that glucose levels are in normal range – i . e . , time in range (TIR) . Control over TIR leads to a significant reduction in the onset of complications of diabetes . The same HbA 1 C values can give vastly differing TIR profiles and is inferior to using CGM to measure TIR to prevent the onset of long - term disease complications .

sugarBEAT ® vs. HbA1C 40% high range 40% in range 20% low range 70% high range 25% in range 5% low range 100% in range The same HbA1C value, yet 3 completely different TIR profiles, demonstrating the power of TIR over HbA1C as the new gold standard 11

□ 10 - 14 day continuous monitoring is not essential for persons with Type 2, particularly those not on insulin □ High price points restrict access to those who benefit most □ Inconvenience of piercing skin with a sensor filament □ Inconvenience of keeping a device on one’s body for long periods of time and associated skin irritation. sugarBEAT ® - Intermittent Use Research shows that a 7 - point glucose profile 3 to 4 days every month leads to significant reductions in key glycemic indicators when used as part of a diabetes management program □ Significant improvement when intermittent glucose profiling is assisted with guidance for diet and exercise adjustments □ Use of CGM a few days a week or month could lead to the same long term clinical outcome as continuous wear of a CGM □ This can dramatically reduce the cost of managing Type 2 diabetes and increase compliance through reduced burden on the user and less obtrusive nature of intermittent wear . 7 - point glucose profiles every 4 weeks. Patients received guidance for diet and exercise adjustments based on SMBG. Outcome: Significant reductions in HbA1c, weight, BMI, systolic BP, diastolic BP, and LDL Cholesterol 12,13,14 Problem of Current CGM devices : Intermittent use with sugarBEAT:

sugarBEAT ® Testimonials My Sugar Watch offered me a needle - free blood glucose monitoring solution that’s non - invasive and easy to use. I didn’t even realize I had the My Sugar watch device on my arm as it is so lightweight. It gives me the assurance that my blood sugar reading is accurate, and I have access to my levels on my phone at all times 15 . I was diagnosed with gestational diabetes, and I was informed by my healthcare professional that this may lead to a diagnosis of Type 2 diabetes in the future. Unfortunately, I was diagnosed with Type 2 diabetes after this and I have to manage this diagnosis all by myself and learn to control my blood glucose levels. Using My Sugar Watch has alerted me to changes in my blood glucose levels and helped me understand how these changes make an impact on my body and how I am feeling. To have this information at my fingertips gives me so much control to manage my diabetes 15 . For testimonials, please visit our UK licensee website 15 : www.MySugarWatch.com

sugarBEAT ® - Competitive Landscape There are currently no other daily - use, skin - surface mounted (where sensor is not penetrating the skin) CGMs on the market. There are two key invasive sensor technologies on the market where the sensor is inserted inside the skin and remains there for 10 - 14 days. These target primarily the Type 1 Diabetes market. 1. Dexcom G5 and G6: Q4 2020 Revenues of $568m 16 2. Abbott Libre : 3 million users in 2020 17 Nemaura’s target market is primarily outside of the reach of the existing invasive sensors:

Type 2 Diabetes prevention and management program launched in the U.S.

Combines glucose profiling using Nemaura’s CGM platform with a clinically validated digital program developed at the Joslin Diabetes Center 18 . It is a compelling program for the management and reversal of Type 2 diabetes World - class weight management & personalized lifestyle coaching to reverse and prevent Type 2 diabetes BEATdiabetes provides a person with tailored feedback based on one’s own unique inputs. This not only gives the patient the full picture of their current diabetes management, but this assessment can also be shared with the patient’s doctor or physician Digital program based around gamification and meal replacement with substantial clinical validation, as developed originally at the Joslin Diabetes Center BEATdiabetes is the only program in the world with its own proprietary glucose monitoring technology – discreet patches that you can wear on any day you choose, without having to puncture your skin with a sensor needle

BEAT ® diabetes – How it Works proBEAT Ρ GLUCOSE PROFILING The world’s first daily - wear patch developed over a period of 10 years that discretely profiles a user’s blood sugar levels. No needles. No pain. A user wears the patch on any day they choose. Feedback report provides a picture of factors potentially affecting their sugar levels and provides insights into lifestyle modifications to help the user take control. WORLD - CLASS WEIGHT LOSS PROGRAM Originally developed at the Joslin Diabetes Center (an affiliate of Harvard University) and backed with over 12 years of clinical evidence . A user is in safe hands with this scientifically - proven weight loss program, all managed from the palm of their hand via the intuitive BEAT®diabetes app. 1 on 1 SPECIALIST SUPPORT Personalized on - demand coaching and advice from Nemaura’s qualified diabetes specialists and clinicians to support a user every step of the way so that they’re never alone on their journey. RESULTS DRIVEN Results have been demonstrated to be sustainable for over 5 years (based on the original program developed at the Joslin Diabetes Center)

BEAT® diabetes - Expected Outcomes

Digital behavior change at scale is leading the way in diabetes management with study outcomes exceeding traditional face-to-face clinical programs. Published literature demonstrates that over 60% of patients achieved diabetes reversal, and in over 75% of cases, diabetes-specific medication prescriptions were eliminated[19]


HBA1C CHANGE (%)
0.5
-0.5
-1.5
+0.2 % Usual Care / Therapy
-0.6% Tech-enabled Treatment
1.0% - 1.5% REDUCTION
BEATdiabetes POTENTIAL (compared to other program studies)


HBA1C CHANGE (%)
0.5
-0.5
-1.5
+0.2% Usual Care / Therapy
-0.6% Tech-enabled Treatment
1.0% - 1.5% REDUCTION
BEATdiabetes POTENTIAL (compared to other program studies)


WEIGHT LOSS (LBS)
0
-20
-40
+0 LBS Usual Care/ Therapy
-1 LBS Tech-enabled Treatment
UP TO 30X GREATER
BEATdiabetes POTENTIAL (weight loss compared to other program studies)

BEAT ® diabetes - Potential Outcome for Payers Healthier Employees = Healthier Business $1,600 $4,700 $6,600 $9,100 Healthy (No conditions) Prediabetes only Hypertension Only Diabetes Only Annual Cost per Employee On average, diabetes costs both employers and insurers over $9,000 per year. Potential savings from prescription medications alone would amount to over $5,000 per year.

BEAT ® diabetes - Competitor Programs Livongo, recently acquired by Teledoc ($18B acquisition 20 ) Product/Service: A data - based health coaching program for persons with diabetes. Users share glucose results with certified diabetes educators and receive feedback in real time. Adoption: 164,000 users in Q1 2019, grew to 328,000 users in Q1 2020 21 . The BEAT ® diabetes program can serve the same market but would provide greater emphasis on self - management and a lower - cost alternative for determining factors affecting glucose levels and is long - term outcomes focused.

BEAT Metabolic Health Metabolism is life.

Metabolic Health A mass - market consumer product A new program leveraging off the BEAT® wearable sensor platform to address improvements in metabolic health and well - being . Launching in 2021. Applicable to over 80 million people in the US with pre - diabetes as well as general health - conscious individuals.

Ramp up sales of sugarBEAT ® real time non - invasive continuous glucose monitor in UK and Key EU territories (with commercial marketing partners) 03 Launch sugarBEAT ® in the U.S. on PMA approval 04 Achieve Reimbursement in Germany and UK 05 Launch of consumer device and program addressing metabolic health and weight loss through glucose control 02 Adoption of BEAT ® diabetes program by several large corporations / employers and insurers in the USA 01 2021 Targets

Intellectual Property □ Nemaura is building an extensive and valuable intellectual property portfolio to position the company to become a global leader in the non - invasive wearable sensor market . □ Nemaura as over 30 patents across several patent families (both approved and pending), and substantial trade secrets, providing a strong IP position . □ Nemaura anticipates filing multiple additional patents over the course of the next 18 months, based on ongoing developments . 1. Sensor related 2. Algorithm and methods of using the CGM data 3. Devices & methods to enhance glucose sensing 4. Methods to enhance glucose sensing 5. Devices and methods to extract glucose The Company has several patent families and trade secrets spanning the following:

CONTINUOUS LACTATE MONITORING Assists in threshold maximization in performance athletes Early identification of tissue hypoperfusion or shock for aggressive early resuscitation of critically ill patients to improve the their chances of survival BODY TEMPERATURE MONITORING Gives a more accurate and large data set. For monitoring viral infections and lower limb blood circulation tracking the effectiveness of drugs Wearable temperature sensors market is expected to register a CAGR of 8.3% during the forecast period 2021 - 2026 22 Future Product Opportunities Leveraging the BEAT ® Technology A rich portfolio of additional products to complement existing offering and contribute to increased revenues

ALCOHOL MONITORING Support personal health goals and provide warnings prior to driving. Provide physicians with individual’s drinking habits . Prevention of progression - to - alcohol - related disease DRUG MONITORING Monitoring the impact of drugs and personalized treatment plan for patients. Global therapeutic drug monitoring device market to reach $3.37B by 2024 23 Future Product Opportunities Leveraging the BEAT ® Technology

BIG DATA Predictive analytics based on logic drawn from wearable medical devices using algorithms to seek patterns and structure in data and cluster them into groups or insights. Improving efficiencies per patient’s management of health care. Accuracy of diagnosis and treatment in personal medicine. ARTIFICIAL INTELLIGENCE Empowering users & industry with interpretations of SugarBEAT ® data to enhance treatment & develop personalized therapy The U.S. National Institutes of Health is working with IBM to connect a wide variety of clinical and research datasets to the IBM Watson system. Big Data is potentially the next ‘killer application’ in the healthcare tech space. The market is expected to grow to over $68 Billion by 2024 24 Future Product Opportunities Leveraging the BEAT ® Technology

References